UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 16, 2009

First United Corporation

(Exact name of registrant as specified in its charter)

Maryland	0-14237	52-1380770
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

19 South Second Street, Oakland, Maryland 21550

(Address of principal executive offices) (Zip Code)

(301) 334-9471

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)      Appointment of Officers.

At a joint meeting of the Boards of Directors of First United Corporation (the “Corporation”) and First United Bank & Trust (the “Bank”) held on December 16, 2009, and in connection with the previously-announced retirement of Robert W. Kurtz as the President, Chief Risk Officer, Treasurer and Secretary of the Corporation and the Bank, (i) the Chairman and Chief Executive Officer of the Corporation and the Bank, William B. Grant, was also named President, (ii) the Executive Vice President and Chief Financial Officer of the Corporation and the Bank, Carissa L. Rodeheaver, was also named Treasurer and Secretary, and (iii) the Senior Vice President and Director of Operations of the Corporation and the Bank, Jason Rush, was also named Chief Risk Officer.

ITEM 8.01.	Other Events.

On December 17, 2009, the Corporation issued a press release announcing that its Board of Directors reduced the cash dividend on the common stock for the fourth quarter of 2009 to $.10 per share from $.20 per share.  A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

ITEM 8.01.      Financial Statements and Exhibits.

(d)     Exhibits.

The exhibits filed with this report are listed in the Exhibit Index that immediately follows the signatures hereto, which Exhibit Index is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FIRST UNITED CORPORATION

Dated: December 18, 2009	By:	/s/ Carissa L. Rodeheaver,
Carissa L. Rodeheaver,
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.          Description

99.1                      Press release dated December 17, 2009 (filed herewith).